EXHIBIT NO. 99.(a) 14

MFS SERIES TRUST IV

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF CLASS R5 SHARES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R5 Shares (as defined in the Declaration) of  MFS Blended Research Emerging Markets Equity Fund, MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund, MFS Global New Discovery Fund, and MFS Mid Cap Growth Fund, each a series of the Trust, as “Class R6 Shares”.

Pursuant to Section 10.1 of the Declaration, this redesignation shall be effective on August 26, 2016.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of August 12, 2016 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER	JOHN P. KAVANAUGH
Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MAUREEN R. GOLDFARB	MARYANNE L. ROEPKE
Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

DAVID H. GUNNING	ROBIN A. STELMACH
David H. Gunning c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199

WILLIAM R. GUTOW	LAURIE J. THOMSEN
William R. Gutow c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MICHAEL HEGARTY	ROBERT W. UEK
Michael Hegarty c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert W. Uek c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199